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                                                                EXHIBIT 99.16(b)

                               POWER OF ATTORNEY
                               -----------------

        We, the undersigned, hereby severally constitute and appoint Lawrence H. Kaplan, Tana E. Tselepis and Alan M. Mandel, as true and lawful attorneys, with full power to them, to sign for us, and in our hands and in the capacities indicated below, any and all Registration Statements on Form N-1A of Salomon Brothers Opportunity Fund Inc and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys, full authority and power to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys may lawfully do or cause to be done by virtue thereof.

        WITNESS our hands as of the dates set forth below:


Signature:                    Title:                           Date:
---------                     -----                            ----

/s/ Irving Brilliant          President and               December 28, 1995
--------------------          Director
Irving Brilliant



/s/ Benito Gaguine            Director                    December 28, 1995
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Benito Gaguine


/s/ Rosalind A. Kochman       Director                    December 28, 1995
-----------------------
Rosalind A. Kochman


/s/ Irving Sonnenschein       Director                    December 28, 1995
-----------------------
Irving Sonnenschein